Exhibit 10.37(a)

Special Option Award

UNIVISION HOLDINGS, INC.

(F/K/A BROADCASTING MEDIA PARTNERS, INC.)

2010 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Participant:	Peter Lori

Number of Shares Subject to Option:	681 shares of Common Stock, par value $0.001 per share (“Shares”) of Univision Holdings, Inc. (f/k/a Broadcasting Media Partners, Inc.) (the “Company”).

Type of Option:	Nonqualified Stock Option

Exercise Price Per Share:	$384.42

Grant Date:	December 22, 2015

Vesting Commencement Date:	July 15, 2015

Date Exercisable:	This Option shall become exercisable for Shares as provided in Section 2(a) of this Option Award Agreement.

Vesting Schedule:	The Shares subject to this Option shall vest as follows:

One-third (1/3) of the Shares shall vest on each of the first three anniversaries of the Vesting Commencement Date noted above (each such date a “Vesting Date”); provided Participant’s Service has not terminated prior to the applicable Vesting Date and the vesting of any Shares has not been accelerated as provided below. If a fraction of a Share is scheduled to vest on a Vesting Date, then a whole Share shall vest in lieu thereof, and a corresponding adjustment shall be made to the remainder of the Shares scheduled to vest such that no fractional Shares are subject to vesting.

Additional Vesting Terms:

The vesting requirement with respect to the Shares shall be deemed to be satisfied upon the earlier of (i) the consummation of a Liquidity Event, subject to the Participant’s continued Service with Univision Communications Inc. and its subsidiaries and affiliates (“Univision”) as of the consummation of such Liquidity Event, and (ii) the Participant’s termination of Service with Univision without Cause, for Good Reason, or due to the Participant’s death or Disability.

If the Participant’s Service with Univision is terminated for Cause, the Company shall have the right to purchase any Shares acquired pursuant to the exercise of this Option at the lesser of the Participant’s cost or the Fair Market Value of such Shares; provided, however, that if this Option would be subject to California law, such Company purchase right shall be subject to the additional requirements with respect to Options subject to California law set forth in Section 9(c) of the Agreement; provided, further, that such Company purchase right shall expire upon an Initial Public Offering. If the Participant resigns after an inquiry by the Company as to the existence of Cause has been initiated and Cause existed as of the date of such resignation, this Option shall not be exercisable and the Company shall have same right to purchase any Shares acquired pursuant to the exercise of this Option as if the Participant’s employment had been terminated for Cause.

Definitions:	Capitalized terms are defined in the Agreement and in the Plan to the extent not defined in this Notice.

This Option is granted under and governed by the terms and conditions of Univision Holdings, Inc. 2010 Equity Incentive Plan (f/k/a Broadcasting Media Partners, Inc. 2010 Equity Incentive Plan) (the “Plan”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are hereby made a part of this document (the “Notice”).

UNIVISION HOLDINGS, INC.

By:	/s/ Ray E. Mercedes
Name:	Ray E. Mercedes
Title:	Senior Vice President, Associate General Counsel

PARTICIPANT

/s/ Peter Lori

Name:	Peter Lori

[SIGNATURE PAGE TO NOTICE OF SPECIAL STOCK OPTION GRANT]

EXHIBIT A

Univision Holdings, Inc.

2010 Equity Incentive Plan

Option Award Agreement

SECTION 1.	GRANT OF OPTION

(a)	Option. On the terms and conditions set forth in this Agreement and the Notice of Stock Option Grant referencing this Agreement (the “Notice”), Univision Holdings, Inc. (f/k/a Broadcasting Media Partners, Inc.) (the “Company”) hereby grants to the Participant an option under the terms set forth in the Notice (the “Option”) pursuant to and in accordance with the terms of the Univision Holdings, Inc. 2010 Equity Incentive Plan (f/k/a Broadcasting Media Partners, Inc. 2010 Equity Incentive Plan) (the “Plan”). Each Notice, together with this referenced Agreement, shall be a separate award governed by the terms of this Agreement and the Plan. This Agreement shall apply both to this Option and to the Shares acquired upon the exercise of this Option.

(b)	Adjustment of Award. The number of Shares subject to this Option is subject to adjustment following the occurrence of certain events affecting the Company, as provided in Section 10 of the Plan.

(c)	Equity Incentive Plan and Defined Terms. This Option is granted under and subject to the terms of the Plan. Capitalized terms are defined in the Notice and in the Plan to the extent not defined in this Agreement.

SECTION 2.	RIGHT TO EXERCISE

(a)	General. Subject to the conditions set forth in this Agreement, all or part of this Option may be exercised by the Participant (or in the case of the Participant’s death or Permanent Disability, the Participant’s representative), to the extent it has vested; provided, that, the Company shall have the right not to deliver Shares upon the exercise of this Option if, after the exercise of this Option, the Participant’s Service is terminated for Cause or the Participant resigns after an inquiry as to whether Cause exists has been initiated and Cause existed as of the date of such resignation.

(b)	Vesting. Subject to the conditions set forth in this Agreement, this Option shall vest at the time or times set forth in the Notice.

(c)

Expiration. This Option shall expire on the earliest to occur of the following: (i) the fifth (5th) anniversary of the Grant Date; (ii) ninety (90) days following termination of Participant’s Service for any reason other than death, Permanent Disability, or Cause; (iii) one (1) year following termination of Participant’s Service due to death or Permanent Disability; (iv) immediately on the date Participant’s Service terminates for Cause; and (v) ninety (90) days following the first Liquidity Event to occur following the Grant Date or, if the Participant is subject to a lock-up agreement with the underwriter(s) of a public offering or other substantially similar limitation restricting the Participant’s right to exercise this Option following such Liquidity Event, ninety (90) days following the date on which such restrictions lapse. The Participant (or in the case of the Participant’s death or Permanent Disability, the Participant’s representative) may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option has vested on or before the date the Participant’s Service terminates. When the Participant’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested.

SECTION 3.	EXERCISE PROCEDURES

(a)	Notice of Exercise. The Participant (or, if applicable the Participant’s representative) may exercise this Option by giving written notice to the Company specifying the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. Schedule 1 is an example of a “Notice of Exercise”. The Notice of Exercise shall be signed by the person exercising this Option. In the event that this Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise this Option. The Participant or the Participant’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 hereof for an amount equal to the Exercise Price (as set forth in the Notice) multiplied by the number of Shares with respect to which this Option is being exercised (the “Purchase Price”).

(b)	Issuance of Shares. After receiving a proper notice of exercise and subject to the terms of the Plan, the Notice and this Agreement, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option; provided that prior to the delivery of the Shares, the Participant enters a joinder to the Stockholders Agreement, or such other agreement in a form and substance satisfactory to the Company.

(c)	Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this Option, as a condition to the exercise of this Option, and the Participant shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased pursuant to the exercise of this Option.

(d)	Legend. The Company shall cause to be issued a certificate or certificates for the Shares purchased pursuant to the exercise of this Option registered in the name of the Participant. Unless otherwise determined by the Company, such certificate shall bear the following legend:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT BETWEEN THE RECORD HOLDER OF THE SHARES OF STOCK REPRESENTED BY THE CERTIFICATE AND THE ISSUER. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE.”

SECTION 4.	PAYMENT FOR SHARES

(a)	Cash or Check. All or part of the Purchase Price may be paid in cash or personal check.

(b)	Alternative Methods of Payment. All or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following methods:

i.	Surrender of Shares. By surrendering of Shares then owned by the Participant; provided that such action would not cause the Company or any Subsidiary to recognize a compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Committee consents thereto. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of this Option.

ii.	Net Exercise. At the election of the Participant, by reducing the number of Shares otherwise deliverable pursuant to this Option by the number of such Shares having a Fair Market Value on the date of exercise equal to the Purchase Price (and if elected by the Participant, any withholding requirements).

iii.	Exercise/Sale. At the sole discretion of the Committee prior to an Initial Public Offering or, at the election of the Participant after an Initial Public Offering, by delivering (on a form prescribed by the Company) an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the Purchase Price and any withholding requirements.

Should the Committee exercise its discretion, as applicable, to permit the Participant to exercise this Option in whole or in part in accordance with this Subsection (b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this Option or with respect to any other Option to purchase Shares held by the Participant.

SECTION 5.	TRANSFER OR ASSIGNMENT OF OPTION.

This Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 6.	SHAREHOLDER RIGHTS.

(a)	Stockholders Agreement. As a condition to the issuance of any Shares purchased upon exercise of this Option hereunder, the Participant shall enter into and execute a joinder to the Stockholders Agreement or such other agreement in a form and substance satisfactory to the Company.

(b)	Rights as Shareholder. Until such time as the Shares acquired upon exercise of this Option are repurchased by the Company in accordance with the terms of this Agreement, the Participant (or any successor in interest) shall have all the rights of a shareholder (including dividend and liquidation rights) with respect to such Shares. For the avoidance of doubt, the Participant shall have no rights as a stockholder with respect to the Shares underlying this Option until such Shares have been issued pursuant to the terms of this Agreement.

(c)	Voting Rights. The Participant hereby appoints each Principal Investor as its proxy to vote the Shares acquired upon exercise of this Option, whether at a meeting or by written consent in accordance with the provisions of Section 2 of the Stockholders Agreement (whether or not the Participant is required by the Company to execute a joinder to the Stockholders Agreement). The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Notwithstanding the above, this paragraph 6(c) shall cease to apply as to any such Shares upon the termination of the Stockholders Agreement as to such Shares.

SECTION 7.	SECURITIES LAW ISSUES.

(a)	Securities Not Registered. The Shares acquired upon exercise of this Option have not been registered under the Securities Act. Any Shares acquired upon exercise of this Option are being issued to the Participant in reliance upon either (i) the exemption from such registration provided by Rule 701 promulgated under the Securities Act for stock issuances under compensatory benefit plans such as the Plan or (ii) the exemption for grants made to executive officers of the Company (or one of its Affiliates or Subsidiaries) under Section 4(2) and Regulation D of the Securities Act.

(b)	Participant Representations. The Participant hereby confirms that he or she has been informed that the Shares acquired upon exercise of this Option are “restricted securities” under the Securities Act which may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the Participant hereby represents and acknowledges as follows:

i.	The Shares are being acquired for investment, and not with a view to sale or distribution thereof; and

ii.	The Participant is prepared to hold the Shares for an indefinite period and is aware that Rule 144 promulgated under the Securities Act (which exempts certain resales of securities) is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.

(c)	Registration. The Company may, but shall not be obligated, to register or qualify the Shares under the Securities Act or any other applicable law, except, solely with respect to Participants who are signatories to or have executed a joinder with respect to the Registration Rights Agreement, as required under the Registration Rights Agreement.

(d)

Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Participant hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such public offering restricting such Participant’s right to (a) Transfer, directly or indirectly, any Shares acquired under this Agreement or any securities convertible into or exercisable or exchangeable for such Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares acquired under this Agreement, in each case to the extent that such restrictions are agreed to by the Majority Principal Investors (as defined in the Stockholders Agreement) (or a majority of the shares of Common Stock if there are no Principal Investors remaining) with the underwriter(s) of such public offering (the “Principal Lock-Up Agreement”); provided, however, that the Participant shall not be required by this

Section 7(d) to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to: (a) Transfers to Permitted Transferees of the Participant permitted in accordance with the terms of this Agreement, (b) conversions of Shares into other classes of Shares or securities without change of Participant and (c) during the period preceding the execution of the underwriting agreement, Transfers to a charitable organization, described by Section 501(c)(3) of the Code, permitted in accordance with the terms of the Stockholders Agreement.

(e)	Additional Restrictions. The Shares are subject to such additional restrictions as are set forth in the Stockholders Agreement and any employment or consulting agreement between the Participant and the Company or any Subsidiary or Affiliate, as well as such other restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions), that in the judgment of the Company, are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(f)	Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Shares pursuant to the provisions of this Agreement or to comply with applicable laws.

SECTION 8.	TRANSFER OF SHARES

(a)	General Rule. Other than as set forth herein, the Shares acquired upon exercise of this Option may not be transferred to any person other than to the Company or to a Permitted Transferee in accordance with the terms of the Stockholders Agreement (whether or not the Participant has executed a joinder to the Stockholders Agreement) or any other applicable agreement entered into by the Company and the Participant. Notwithstanding the above, this Section 8(a) shall cease to apply as to any Shares acquired upon exercise of this Option upon an Initial Public Offering, subject to the Stockholders Agreement or any other applicable agreement entered into by the Company and the Participant.

(b)	Transferee Obligations. If the Shares acquired upon exercise of this Option are transferred to a Permitted Transferee, such Permitted Transferee must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent such Shares would be so subject if retained by the Participant.

(c)	Drag-Along Rights. The Shares acquired upon exercise of this Option shall be subject to the Drag-Along Rights as set forth in Sections 4.2 and 4.3 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Sections 4.2 and 4.3 of the Stockholders Agreement to apply mutatis mutandis to this Agreement. The Participant shall be deemed to have appointed each member of the Principal Investors, with full power of substitution, as the Participant’s true and lawful representative and attorney-in-fact, in such Participant’s name, place and stead, to execute and deliver any and all agreements that the members of the Principal Investors reasonably believe are consistent with the purposes of Sections 4.2 and 4.3 of the Stockholders Agreement. The foregoing power of attorney is coupled with an interest sufficient in law to support an irrevocable power and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participant.

(d)	Tag-Along Rights. The Shares shall be subject to the Tag-Along Rights as, and to the extent, set forth in Section 4.1 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Section 4.1 of the Stockholders Agreement to apply mutatis mutandis to this Agreement.

(e)	Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares acquired upon exercise of this Option or into which such Shares thereby become convertible shall immediately be subject to this Section 8.

SECTION 9.	CALL RIGHT

(a)	Call Right. If the Participant’s Service with the Company ceases for any reason, the Company shall have the right (but not an obligation) to call any Shares acquired upon exercise of this Option.

(b)	Exercise Notice. In the event the Company wishes to exercise its Call Right, the Company shall notify the Participant (or any Permitted Transferee to whom the Shares have been transferred) by written notice that the Company has elected to exercise such right, and the number of Shares with respect to which the right is being exercised.

(c)	Execution of Call. The closing of any purchase and sale pursuant to the Call Right shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than thirty (30) days after the date of the Company’s exercise notice described in Section 9(b) or at such other time and location as the parties to such purchase may mutually determine; provided, however, that if this Option would be subject to California law, the closing of any purchase and sale pursuant to the Call right shall in no event take place later than ninety (90) days after the date of termination of the Participant’s Service.

(d)

Purchase Price. If the Company exercises the Call Right, the Participant shall sell, and shall cause any Permitted Transferee to whom Shares acquired pursuant to exercise of this Option have been transferred to sell (and such Permitted Transferee shall sell), to the Company all of the Shares subject to the Call Right and the Company shall purchase each such Share for its Fair Market Value on the date of the issuance of the Company’s exercise notice pursuant to Section 9(b), except (i) in the event of a termination of the Participant’s employment by the Company for Cause, or (ii) by the Participant’s resignation after an inquiry by the Company as to the existence of Cause has been initiated and Cause existed as of the date of such resignation, the purchase price for each Share shall be the lesser of the amount paid by the Participant or such Fair Market Value. The Company shall make commercially reasonable efforts, as determined by the Board of Directors in good faith, to pay all or any portion of the repurchase price in cash. However, if the Company cannot make all or any portion of the payment in cash it shall issue a promissory note with a principal amount equal to the amount of the repurchase price which was not paid in cash (e.g., the full amount or a portion thereof, as applicable), on which interest will accrue on the principal thereof at a rate equal to the prime rate and the principal, together with the interest thereon, will become due and payable, to the extent commercially reasonable (as determined by the Board of Directors), in three equal annual installments, payable on the first, second and third anniversaries of the date of issuance thereof.

(e)	Lapse of Rights. The Call Right shall lapse upon an Initial Public Offering.

(f)	Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares subject to the Call Right or into which such Shares thereby become convertible shall immediately be subject to this Section 9.

(g)	Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 9, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 10.	MISCELLANEOUS PROVISIONS

(a)	No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b)	Notification. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, or a nationally recognized overnight express mail service with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(c)	Entire Agreement. This Agreement, the Notice, the Plan, the Stockholders Agreement (or such other stockholders agreement entered into between the Company and the Participant) and any employment or consulting agreement between the Participant and the Company constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(f)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 11.	DEFINITIONS.

(a)	“Agreement” shall mean this Option Award Agreement.

(b)	“Call Right” shall mean the Call Right described in Section 9 of this Agreement.

(c)	“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

(d)	“Company” shall have the meaning described in Section 1(a) of this Agreement.

(e)	“Company Securities” shall mean Common Stock, or such other class or kind of shares or other securities resulting from an event described in Section 10 of the Plan.

(f)	“Good Reason” shall mean either (i) a material reduction in base salary or (ii) a relocation of the Participant’s primary office at least fifty (50) miles farther from both the Participant’s then primary office location and the Participant’s then primary residence, provided the Participant gives notice to the Company of a Good Reason event within thirty (30) days of the occurrence event, the Company does not cure such event within thirty (30) days of receipt of such notice and the Participant terminates employment within ten (10) days thereafter; provided, however, that if a Participant is a party to any employment or other agreement governing the provision of services to the Company or any Subsidiary or Affiliate, and such agreement defines “Good Reason” (or term of like import), “Good Reason” shall have the meaning given to such term (or term of like import) in such agreement.

(g)	“Initial Public Offering” shall mean (i) “initial public offering” as defined in the Stockholders Agreement and (ii) Company Securities otherwise becoming traded on a national securities exchange.

(h)	“Liquidity Event” shall mean the consummation of a Change of Control or an Qualified Public Offering

(i)	“Notice” shall have the meaning described in Section 1(a) of this Agreement.

(j)	“Participant” shall mean the person named in the Notice.

(k)

“Permanent Disability” shall mean “permanent disability” as defined in any employment or other agreement between the Company and the Participant governing the provision of Service by the Participant to the Company and its Affiliates, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement, Permanent Disability shall mean the Participant’s absence from the full-time performance of the

Participant’s duties with the Company for 180 consecutive days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by the Board of Directors, in its sole discretion.

(l)	“Permitted Transferee” shall mean “permitted transferee” as defined in the Stockholders Agreement.

(m)	“Plan” shall have the meaning described in Section 1(a) of this Agreement.

(n)	“Principal Investors” shall mean the “principal investors” as defined in the Stockholders Agreement.

(o)	“Qualified Public Offering” shall mean a “qualified public offering” as defined in the Stockholders Agreement.

(p)	“Registration Rights Agreement” shall mean the Amended and Restated Participation, Registration Rights and Coordination Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Univision Communications Inc. and Certain Persons who will be stockholders of the Company, dated as of November 23, 2010, as may be amended from time to time.

(q)	“Share” shall mean a share of Common Stock, or such other class or kind of shares or other securities resulting from the application of Section 10 of the Plan.

(r)	“Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Univision Communications Inc., and Certain Stockholders of Univision Holdings, Inc., dated as of November 23, 2010, as may be amended from time to time.

(s)	“Transfer” shall mean “transfer” as defined in the Stockholders Agreement.

SCHEDULE 1

FORM OF NOTICE OF EXERCISE

Univision Holdings, Inc.

[Address]

Attn: Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Univision Holdings, Inc. 2010 Equity Incentive Plan (f/k/a Broadcasting Media Partners, Inc. 2010 Equity Incentive Plan) (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

In a form permissible under Section 4 of the Option Agreement, I shall pay for the shares, in the amount described below in full payment for such shares plus all amounts required to be withheld by Univision Holdings, Inc. (f/k/a Broadcasting Media Partners, Inc.) (the “Company”) under state, Federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this      day of              (month)      (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonstatutory
Estimated Withholding
Amount Paid

Very truly yours,

Signature of Participant

Participant’s Name and Mailing Address

Participant’s Social Security Number